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                                                              EXHIBIT 10.16(b)


                             AMENDMENT NO. 1 TO THE
                              INTERMET CORPORATION
                       SALARIED EMPLOYEES SEVERANCE PLAN

                      (As Effective as of October 1, 1993)


         THIS AMENDMENT made and entered into this 20th day of December, 1993, by INTERMET CORPORATION (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company previously adopted the Intermet Corporation Salaried Employees Severance Plan (the "Plan"); and

         WHEREAS, pursuant to Article VII of the Plan, the Company has the power to modify, alter or amend the Plan at any time; and

         WHEREAS, the Company now desires to amend and to clarify the Plan as provided in this Amendment No. 1;

         NOW THEREFORE, in consideration of the premises and covenants herein contained and contained in the Plan, the Plan is hereby amended as follows:

                                       1.

         The definition of "Retiree Medical and Life Insurance Coverage" in
Section 2.1(t) is hereby deleted entirely and replaced with the following revised definition:

                 "The retiree medical and life insurance coverage provided to the Employee as a retiree under the Intermet Corporation Salaried Employees Comprehensive Medical Plan and life insurance plan, as they may be amended from time to time."
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                                       2.

         The definition of "Severance Agreement" in Section 2.1(v) is hereby deleted entirely and replaced with the following revised definition:

                 "The written agreement between the Employee and an Employer (on a form provided by the Employer) which is a condition precedent to the Employee's receiving Enhanced Severance Benefits under the Plan.
         A copy of a sample Severance Agreement intended for use in connection with this Plan is attached hereto as Appendix B."

                                       3.

         Section 2.1(z) of the Plan is amended by adding the following phrase at the beginning of the current provision:

                 "For purposes of determining the amount of a Participant's Severance Pay under the Plan,"

                                       4.

         Section 3.1(a) of the Plan is amended by deleting the current provision entirely and replacing it with the following new provision:

         "3.1    Eligibility Requirements

                 (a) Termination of Employment - (1) An Employee who has completed at least one year of service as an Employee, as defined in
         Section 3.1(a)(3) below, whose employment with the Employer is permanently terminated shall be eligible for Severance Benefits hereunder if he is notified by the Employer in writing (a "Termination Notice") that his termination is due to one of the following events:

                 (A)      a reduction in the Employer's work force;

                 (B) an elimination of his job or position with the Employer; or





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                 (C)      certain other circumstances specified by the
         Corporation where an Employee loses his position through no fault of his own and where his termination is not attributable to any willful cause.

         The loss of a particular job will not be considered a termination on account of a reduction in the Employer's work force or an elimination of a particular job or position if the Employee refuses to accept another similar position that is offered by the Employer, unless the available position requires the Employee to relocate to a work location more than 50 miles from his current work location. Further, any Employee who is terminated by the Employer in connection with the sale of the assets or business of the Corporation, or any division, subsidiary, plant, business unit or other portion of the Corporation, shall not be eligible to receive benefits under this Plan.

                 (2) Employees will not be eligible for Severance Benefits if they:

                 (A)      leave employment with the Employer voluntarily;

                 (B)      are terminated for cause or misconduct;

                 (C) are on a temporary layoff or Authorized Leave of Absence; or

                 (D) retire from the Employer under conditions not involving elimination or termination of their job or position.

                 (3) A year of service for purposes of determining an Employee's eligibility to receive Severance Benefits under Section 3.1(a)(1) of the Plan, is a complete, continuous twelve (12) month period of employment with the Employer commencing with an Employee's most recent date of hire. For this purpose, an Employee shall not receive credit for any periods of employment with the Employer that precede the Employee's current, continuous period of employment with the Employer.

                 (4) The Plan Administrator shall have the discretionary right and final authority to make any necessary determinations based on the factors discussed in (a)(1), (2) and (3) above and to determine whether an Employee is eligible to receive Severance Benefits."





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                                       5.

         Section 4.2(a) of the Plan is amended by deleting the current provision and replacing it with the following revised provision:

                 "Severance Pay equal to one week of Base Pay for each Year of Service, with a minimum of eight (8) weeks of Base Pay."

                                       6.

         Section 4.3 of the Plan is amended by denoting the current provision in its entirety as subsection (a) and adding the following new subsection (b):

                 "(b) In the event that a Participant who is receiving Enhanced Severance Benefits violates any of the provisions or fails to comply with any of the obligations contained in the Severance Agreement, the Employer reserves the right to terminate the Participant's continued eligibility for Enhanced Severance Benefits and immediately recover all benefits previously paid to the Employee in excess of Base Severance Benefits payable to the Employee under the Plan."

                                       7.

         Appendix A to the Plan is revised by inserting in place of the current Appendix, the revised Appendix A, as attached to this Amendment.

                                       8.

         Appendix B to the Plan is revised by inserting in place of the current Appendix, the revised Appendix B, as attached to this Amendment.





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                                       9.

         The effective date of this Amendment shall be October 1, 1993.

                                      10.

         Except as herein provided, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the day and year first above written.



                                        INTERMET CORPORATION



                                        By:   /s/ James W. Rydel
                                              -------------------------------
                                        Title: V.P. Human Resources
                                              -------------------------------





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                                   APPENDIX A

                               ADOPTING EMPLOYERS

                 Intermet Foundries, Inc. and its subsidiaries

              InterMotive Technologies, Inc. and its subsidiaries

                 Intermet Machining, Inc. and its subsidiaries

                  Intermet Aluminum, Inc. and its subsidiaries





                                      A-1
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                                   APPENDIX B

                              SEVERANCE AGREEMENT


         I, _________________________, the undersigned, hereby acknowledge receipt of a copy of the Summary Plan Description ("SPD") for the Intermet Corporation Salaried Employees Severance Plan (the "Plan"). I also acknowledge that I have been given [twenty-one (21)] [forty-five (45)] days from receipt of my Termination Notice to review the SPD, to review this Agreement, and to decide whether or not to accept the terms and conditions required for my receipt of the Enhanced Severance Benefits (hereinafter "Enhanced Severance Benefits") offered as part of the Plan. I certify that I have had the opportunity to obtain all advice and information I deem necessary with respect to the opportunity to consult with legal counsel or anyone else of my choosing. By my execution of this Severance Agreement, I agree to accept the Enhanced Severance Benefits under the Plan. I understand and agree that I must remain employed until my Severance Date, as defined in the Plan, in order to be eligible for benefits under the Plan.

        I also understand and agree that Intermet Corporation or its affiliated corporations (the "Company") may terminate my continued eligibility for Enhanced Severance Benefits and immediately recover all benefits previously paid to me in excess of Base Severance Benefits, if I engage in any misconduct or otherwise violate Company policy, including, but not limited to any action that violates this Agreement or any related agreement or any action which disparages or criticizes the Company or its management or practices or which disrupts or impairs its normal operations or harms the reputation of the Company with its customers, suppliers or the public; interferes with existing contractual relationships with customers, suppliers or Company employees; or misappropriates, misuses, or discloses any confidential information I learned while actively employed by the Company; or any action which would result in the filing of any claims, lawsuits or charges against the Company as a result of anything that has occurred up to and including the present date.

         I hereby further agree to return to the Company all Company property in my possession on my Severance Date, including, keys, credit cards, lap-top computer and car phone. I also agree to turn over to the Company on or before my Severance Date, all papers, models, photographs, recordings, drawings, blue prints, lists, specifications, formulas, processes, recipes, and designs (including all copies of such materials) which relate to, or involve, the business of the Company and which are in my possession or control.
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        In addition, and in further consideration of my receiving the Enhanced
Severance Benefits, including Enhanced Severance Pay for _____ weeks, payable $__________ twice per month (less applicable deductions), I hereby agree to release and discharge the Company, its officers, directors and employees from any and all claims, losses or expenses I now have or have had, or may later claim to have had against them arising out of my employment with the Company or termination therefrom. I understand and agree that I will not be entitled hereafter to pursue any claims arising out of any alleged violation of my rights while employed by the Company, including, but not limited to claims for back pay, losses or other damages to me or my property resulting from any alleged violation of state or federal law, such as (but not limited to) claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et. seq. (prohibiting discrimination on account of race, sex, national origin or religion); claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sections 621, et. seq. (prohibiting discrimination on account of age); claims under the Employee Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. Section 1001, et. seq.; claims under the Americans with Disabilities Act of 1990 (ADA) 42 U.S.C. Sections 12101-12213 (Supp. II 1990); and any similar federal or state law claim relating to my employment.

         By signing this Agreement and accepting the Enhanced Severance Benefits provided by the Plan, I agree that I will not hereafter pursue any individual claim against the Company, its officers, directors and employees, in any state or federal court, or before any state or federal agency, including, for example, the Equal Employment Opportunity Commission or the Department of Labor, for or on account of anything which has occurred up to the present time as a result of my employment or the termination of my employment with the Company. I also understand and agree that the Company will have no obligation to re-employ me.

         I understand that, for a period of up to and including seven (7) days after the date I sign this Agreement, I may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of this seven-day revocation period. If I decide to revoke the Agreement, I will deliver to the Company a signed Notice of Revocation on or before the end of this seven-day period. Upon delivery of a timely Notice of Revocation, this Agreement shall be cancelled and void and neither party to this Agreement shall have any rights or obligations arising under it.

         I FURTHER ACKNOWLEDGE AND AGREE THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO ME BY THE COMPANY TO CAUSE ME TO EXECUTE THIS AGREEMENT AND THAT THE ONLY CONSIDERATION FOR MY EXECUTION OF THIS AGREEMENT IS SET FORTH
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COMPLETELY AND FULLY IN THIS DOCUMENT AND IN THE INTERMET CORPORATION SALARIED
EMPLOYEES SEVERANCE PLAN. I HAVE CAREFULLY READ THIS AGREEMENT, I UNDERSTAND ITS MEANING AND INTENT, AND I VOLUNTARILY AGREE TO ABIDE BY ITS TERMS. I ACKNOWLEDGE RECEIVING A COPY OF THIS AGREEMENT AND THE SUMMARY PLAN DESCRIPTION FOR MY PERSONAL RECORDS.


FOR THE COMPANY:                       EMPLOYEE'S SIGNATURE:



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